EXHIBIT C

Letter of Transmittal

Regarding Shares of
ARES PRIVATE MARKETS FUND

Tendered Pursuant to the Offer to Purchase
Dated November 30, 2022

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY SS&C TECHNOLOGIES, INC.
BY DECEMBER 30, 2022

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON DECEMBER 30, 2022,
UNLESS THE OFFER IS EXTENDED

Complete This Letter of Transmittal and Return To:

Ares Private Markets Fund
c/o SS&C Technologies, Inc.
430 W 7th Street
Suite 219079
Kansas City, MO 64105

Attention: Tender Offer Administrator
Phone: 1-866-324-7348
Fax: 1-816-374-7420

Letter of Transmittal Page 1 of 5

ARES PRIVATE MARKETS FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Ares Private Markets Fund, a non-diversified, closed-end management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest of the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated November 30, 2022 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

As described in Section 7 of the Offer, the initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of December 31, 2022, subject to an extension of the Offer as described in Section 8 of the Offer and less any early repurchase fee relating to such Shares. The Board has discretion to hold back a portion of the amount due to all tendering Shareholders, which shall not exceed 5% of the total amount due to all tendering Shareholders. If there is such a holdback, the second and final payment for the balance due shall be paid no later than 5 business days after the completion of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund. Any final payment of cash due will also be made by wire transfer of the funds to the undersigned’s account as provided herein.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

ARES PRIVATE MARKETS FUND,

c/o SS&C Technologies, Inc.

430 W 7th STREET, SUITE 219079, KANSAS CITY, MO 64105,

Attention: Tender Offer Administrator.

FOR ADDITIONAL INFORMATION: PHONE: 1-866-324-7348 OR FAX: 1-816-374-7420.

Letter of Transmittal Page 2 of 5

LETTER OF TRANSMITTAL

Tender Date: December 31, 2022

Tender Expiration Date: 11:59 p.m. ET, December 30, 2022

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE FAX OR MAIL TO:

ARES PRIVATE MARKETS FUND

c/o SS&C Technologies, Inc.	FOR ADDITIONAL INFORMATION:
430 W 7th Street	PHONE: 1-866-324-7348
Suite 219079	FAX: 1-816-374-7420
Kansas City, MO 64105

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Account #:

Full Account Registration Line 1:

Full Account Registration Line 2:

Address:

City, State, Zip:

Social Security # or Taxpayer Identification #:

Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY

Custodial Account #:

Custodian Name:

Letter of Transmittal Page 3 of 5

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐ Entire amount of Shares

☐ Portion of Shares $______________ or ______________ Number of Shares

The undersigned understands and agrees that if the undersigned tenders some but not all of its Shares for repurchase, it will be required to maintain a minimum account balance of $10,000. Such minimum account balance may be waived by the Fund, in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the undersigned’s Shares. To the extent the undersigned seeks to tender all of the Shares it owns and the Fund repurchases less than the full amount of Shares that the undersigned requests to have repurchased, the undersigned may maintain a balance of Shares of less than $10,000 following such Share repurchase.

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds to the Following:

☐ Deliver All Proceeds to Custodian on Record

☐ Deliver All Proceeds to Bank Account on Record

☐ Deliver All Proceeds to New Bank Instructions (Must complete Part 4 below)

POST-AUDIT HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact SS&C Technologies, Inc. (“SS&C”) at 1-866-324-7348 for instructions.

PART 4 – NEW BANK INSTRUCTIONS
(Medallion Signature Guarantee Required if this Part is completed)

Bank Name:

ABA Routing Number:

Name(s) on Bank Account:

Bank Account Number:

Letter of Transmittal Page 4 of 5

PART 5 - SIGNATURE(S)

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:	FOR OTHER SHAREHOLDERS:

Signature	Print Name of Shareholder
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Shareholder	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY
WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS
TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 5 of 5